UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2012

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

(619) 544-9177

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2012, Oli Valur Steindorsson resigned from all of his positions with Umami Sustainable Seafood Inc. (the “Company”) and from all of his positions with all of the Company’s subsidiaries, including Chairman of the Company’s Board of Directors (the “Board”) and Chief Executive Officer of the Company, effective immediately.

The Board has appointed James White as Chairman of the Board. Mr White, 52, has served as a member of the Board since January 2011. He has been the Managing Partner and President of Baynes & White Inc., a consulting and actuarial firm, from May 1993 to the present. Mr. White served on the board of directors of Patricia Mining Corp. from October 2005 to December 2008, Matamec Explorations Inc. from July 2006 to October 2009 and Sydney Resource Corp. He is currently a director and member of the audit committee of PC Gold Corp., Auriga Gold Corp., and Currency Exchange International, all of which are Canadian public companies. He is also a member of the compensation committee of Auriga Gold Corp and Currency Exchange International. We believe that Mr. White is qualified to serve as the chairman of the Board due to his financial background and experience in the debt and equity markets.

The Board has is currently conducting a search for a new Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On December 10, 2012, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Umami Sustainable Seafood Inc. Press Release dated December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of December 2012.

UMAMI SUSTAINABLE SEAFOOD INC.

By:	/s/ Timothy P. Fitzpatrick
Timothy P. Fitzpatrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Umami Sustainable Seafood Inc. Press Release dated December 10, 2012